Exhibit 99.2

FOR IMMEDIATE RELEASE	CONTACT:	Kristin Brown
Redwood Trust, Inc.		Investor Relations
Monday, December 4, 2017		(415) 384-3805

Redwood Trust Announces Marty Hughes’ Retirement as Chief Executive Officer

Christopher J. Abate to be named CEO
and
Dashiell I. Robinson to be promoted to President

MILL VALLEY, CA - Monday, December 4, 2017 - Redwood Trust, Inc. (NYSE: RWT) announced today that Marty Hughes will retire as Chief Executive Officer and as a member of the Board of Directors effective on May 22, 2018. Following his retirement, Mr. Hughes will continue to serve in an advisory role at Redwood for a period of two years.

Redwood also announced that upon Mr. Hughes’ retirement, Christopher J. Abate will be named as Redwood’s Chief Executive Officer and Dashiell I. Robinson will be promoted to serve as Redwood’s President. Mr. Abate has also been appointed to serve as a member of Redwood’s Board of Directors, effective December 4, 2017.

“We are grateful to Marty for his outstanding service to Redwood,” said Richard D. Baum, the Chair of Redwood’s Board of Directors. “Redwood emerged from the world-wide financial crisis in a strong and stable condition and has prospered in its aftermath due to Marty’s leadership. We have been engaged in a robust succession planning process for several years involving every member of the Board. The Directors are unanimously of the view that Chris is the best person to succeed Marty as Chief Executive Officer. We are confident that Chris, together with Dash and the management team, will lead the company to continued success in the future,” Mr. Baum added.

“Redwood is entering a new growth phase and now is the right time to make a leadership transition,” said Mr. Hughes. “Chris embodies Redwood’s strong culture, has boundless energy, and possesses outstanding executive competencies. He is a superior strategist and leader, who gets results. I have total confidence in Chris at Redwood’s helm and look forward to remaining involved with Redwood and Chris as a friend, advisor and shareholder.”

“It will be my honor to lead such a great company”, said Mr. Abate. “It has been a pleasure to serve with such an outstanding leader as Marty. I am grateful for the confidence the Board has demonstrated by entrusting me with this responsibility.” Mr. Abate added, “Having just completed a strategic offsite with the Board and our fully-seated executive team, I couldn’t be more excited for the future of the business. Dash and I look forward to sharing a strategic vision with our shareholders that capitalizes on secular shifts in the housing market while significantly expanding on the tremendous platform developed through Marty’s leadership.”

Mr. Hughes has served as a member of Redwood’s Board of Directors since January 2011 and in various officer roles at Redwood for more than a decade. He has served as Redwood’s CEO since May 2010.

Mr. Abate has served as Redwood’s President since July 2016. He served as Redwood’s Chief Financial Officer from March 2012 until August 2017 and as its Controller from January 2009 to March 2013. He has been employed by Redwood since April 2006.

Mr. Robinson joined Redwood in September 2017 as its Executive Vice President. Previously, Mr. Robinson was employed by Wells Fargo Securities from 2009 until joining Redwood, most recently serving within the Asset-Backed Finance Group as Head of Mortgage Finance.

For information about Redwood Trust, please visit our website at www.redwoodtrust.com.

Cautionary Statement: This press release contains forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, including statements related to leadership succession and Redwood’s business and prospects. Forward-looking statements involve numerous risks and uncertainties. Redwood's actual results may differ from Redwood's beliefs, expectations, estimates, and projections and, consequently, you should not rely on these forward-looking statements as predictions of future events. Forward-looking statements are not historical in nature and can be identified by words such as "anticipate," "estimate," "will," "should," "expect," "believe," "intend," "seek," "plan" and similar expressions or their negative forms, or by references to strategy, plans, beliefs or intentions. These forward-looking statements are subject to risks and uncertainties, including, among other things, those described in our Annual Report on Form 10-K for the year ended December 31, 2016 and Quarterly Reports on Form 10-Q for the quarters ended June 30, 2017 and September 30, 2017 under the caption "Risk Factors." Other risks, uncertainties, and factors that could cause actual results to differ materially from those projected may be described from time to time in reports we file with the Securities and Exchange Commission, including reports on Forms 10-Q and 8-K. We undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.